CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 10.6.9

NINTH AMENDMENT TO

AMENDED & RESTATED MASTER SERVICES AGREEMENT

This Ninth Amendment (“Ninth Amendment”) effective as of  December 30, 2016 (“Ninth Amendment Effective Date”) is by and between Synacor, Inc. (“Synacor”) and Qwest Corporation, on behalf of itself and as agent for its Affiliates (“Client”) under which the parties hereto mutually agree to modify and amend the Amended & Restated Master Services Agreement, effective as of April 1, 2012, as amended (including the exhibits, schedules and amendments thereto, the "Agreement’) as provided in this Ninth Amendment. All terms defined herein shall be applicable solely to this Ninth Amendment.  Any capitalized terms used herein, which are defined in the Agreement and are not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and modify the Agreement, effective as of the Ninth Amendment Effective Date, as follows:

1.0

Email Services:   Synacor currently provides to Client an email service, the data related to which is hosted in a data center [*] (such data center referred to as “Data Center One”) on equipment leased or owned [*].  Synacor and Client agree to revise the email service such that such data is moved into a new data center [*] (“Data Center Two”) and the equipment on which it is stored is upgraded.  The new equipment will be provided [*] and managed by Synacor, and upon the migration of the data to Data Center Two, the email service provided by Synacor will be a managed email service (the “Synacor Managed Email Service”). [*]

2.0	Term: Section 7.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Term.  This Agreement shall be effective as of the Effective Date and shall continue thereafter in full force and effect through December 31, 2019 (the “Initial Term”).  Thereafter the Agreement shall automatically renew for up to five (5) periods of one (1) year each (each such renewal period shall be referred to as a “Renewal Term”, and together with the Initial Term, the “Term”), provided however that either party may prevent automatic renewal by providing the other party with at least 180 days prior written notice of non-renewal.

3.0	Definitions: Section 1 of Schedule A of the Agreement is hereby amended as follows:

Subsections (a) and (g) are hereby deleted in their entirety and replaced respectively with the following:

a.	“Activated Email Box” means an email box that has been created within the Synacor email service and not deleted as of the last day of the then-current month.

g.  “Email Fee” shall mean a fee due monthly from Client to Synacor throughout the Term equal to the sum of (i) [*] per Activated Email Box per month (expressly excluding the Activated Email Boxes hosted in Data Center One) and (ii) [*]

4.0	Financial Terms: Section 4(c)(v) of Schedule A of the Agreement is here by deleted and replaced with the following:

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(v) Platform Fees:  Client shall pay Synacor the applicable monthly Platform Fees and Email fees in accordance with Section 4(f) below.

5.0

Amended and Restated Agreement.  Client and Synacor agree to work together in good faith to amend and restate the existing agreement between them [*].  Such effort may include, but not be limited to, [*], further definition of the Synacor Managed Email Service including any benefits, commitments, and restrictions associated with such service, and revision of the agreement to reflect the Synacor Managed Email Service rather than the current email solution.

6.0

Timing for Migration of Email Boxes. Once the new amended and restated agreement referenced in Section 5 above is signed by the parties, Synacor and Client will use commercially reasonable efforts to migrate all existing email boxes from the current data centers [*] to the Synacor Managed Email Service in Data Center Two as quickly as possible while still maintaining the security and integrity of the email boxes.

7.0

[*]  Synacor acknowledges Client’s preference is for Synacor to [*] associated with the Synacor Managed Email Solution, and Synacor currently intends to [*] for that purpose.  However, such commitment by Synacor [*] is contingent on the mutual agreement to the new amended and restated agreement between Synacor and Client.  If for any reason the parties are not able to come to such agreement [*], Synacor may notify [*] that it cannot move forward with them for the Synacor Managed Email Service and in turn will notify Client of such determination.  In such event, this Ninth Amendment will be terminated upon the date set forth in such notice to Client.

8.0

Scope of Amendment:  This Ninth Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Ninth Amendment.  This Ninth Amendment shall be integrated into, and form a part of, the Agreement as of the Ninth Amendment Effective Date.  All terms and conditions of the Agreement shall remain unchanged except as expressly modified by this Ninth Amendment; and the terms of the Agreement as modified by this Ninth Amendment are hereby ratified and confirmed.  If the terms of the Agreement conflict with those of this Ninth Amendment, the terms of this Ninth Amendment shall control.  This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the date set forth below their respective signatures, to be effective as of the Ninth Amendment Effective Date.

SYNACOR, INC.QWEST CORPORATION,

On behalf of itself and as agent for

its Affiliates

By:___/William J. Stuart/____By:__/Stacey L. Potter/__

Name:_William J. Stuart________Name:__Stacey L.Potter_______

Title:___CFO__________________Title:___Lead Sourcing Analyst______

Date:___12/30/16__________Date:_________________________

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.